As filed with the Securities and Exchange Commission on February 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	ISTA Pharmaceuticals, Inc. 15295 Alton Parkway	75-0511729
(State or other jurisdiction of incorporation or organization)	Irvine, CA 92618 (949) 788-6000	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert C. Funsten

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	20,000 shares	$10.095	$219,000	$25.78

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 20,000 shares of common stock of ISTA Pharmaceuticals, Inc. (the “Registrant”), $0.001 par value per share, reserved for issuance under the Registrant’s 2000 Employee Stock Purchase Plan, authorized pursuant to “evergreen” clause increase for the 2005 fiscal year. 39,929 shares (after taking into effect the 1-for-10 reverse stock split of the Registrant’s Common Stock effected on November 13, 2002) of the Registrant’s common stock have previously been registered for issuance under the 2000 Employee Stock Purchase Plan pursuant to Registration Statement on Form S-8 filed on February 22, 2001 (File No. 333-56042), and an additional 40,000 shares of the Registrant’s common stock have previously been registered for issuance under the 2000 Employee Stock Purchase Plan pursuant to Registration Statement on Form S-8 filed February 18, 2003 (File No. 333-103281) pursuant to “evergreen” clause increases for the 2001 and 2002 fiscal years.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-56042 and 333-103281) relating to shares issued under the Registrant’s 2000 Employee Stock Purchase Plan are hereby incorporated by reference.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Document

5.1	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2000 Employee Stock Purchase Plan. (1)

10.2	Amendment No.1 to Employee Stock Purchase Plan. (2)

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney.

(1)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 18, 2003 (File No. 333-103281).

(2)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on July 20, 2004 (File No. 000-31255).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 25, 2005.

By:	/s/ VINCTE ANIDO
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and Lauren P. Silvernail and each them as his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VICENT ANIDO Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2005

/s/ LAUREN P. SILVERNAIL Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate Development (Principal Financial and Accounting Officer)	February 25, 2005

/s/ RICHARD C. WILLIAMS Richard C. Williams	Director (Chairman of the Board)	February 25, 2005

/s/ ROLF CLASSON Rolf Classon	Director	February 25, 2005

/s/ PETER BARTON HUTT Peter Barton Hutt	Director	February 25, 2005

/s/ KATHLEEN D. LAPORTE Kathleen D. LaPorte	Director	February 25, 2005

/s/ BENJAMIN F. MCGRAW Benjamin F. McGraw III	Director	February 25, 2005

/s/ DEAN J. MITCHELL Dean J. Mitchell	Director	February 25, 2005

Liza Page Nelson	Director	February 25, 2005

/s/ WAYNE I. ROE Wayne I. Roe	Director	February 25, 2005

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2000 Employee Stock Purchase Plan. (1)

10.2	Amendment No.1 to Employee Stock Purchase Plan. (2)

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney.

(1)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 18, 2003 (File No. 333-103281).

(2)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Commission on July 20, 2004 (File No. 000-31255).